                                                                   Exhibit 99.6
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.


                                                                               Give the
                                                                               EMPLOYER
    For this type of          Give the SOCIAL           For this type of    IDENTIFICATION
        account :          SECURITY number of --            account:         number of --
-       ---------      -----------------------------   -------------------- ---------------
                       The individual                  8. Sole              The owner (4)
1.  An individual's                                       proprietorship
    account                                               account

2.  Two or more        The actual owner of the         9. A valid trust,    The legal
    individuals        account or, if combined            estate or         entity (Do not
    (joint account)    funds, any one of the              pension trust     furnish the
                       individuals (1)                                      identifying
                                                                            number of the
                                                                            personal
                                                                            representative
                                                                            or trustee
                                                                            unless the
                                                                            legal entity
                                                                            itself is not
                                                                            designated in
                                                                            the account
                                                                            title) (5)

3.  Husband and wife   The actual owner of the         10.Corporate account The corporation
    (joint account)    account or, if joint funds,
                       either person (1)

4.  Custodian account  The minor (2)                   11.Religious,        The
    of a minor                                            charitable or     organization
    (Uniform Gift to                                      educational
    Minors Act)                                           organization
                                                          account

5.  Adult and minor    The adult or, if the minor is   12.Partnership       The partnership
    (joint account)    the only contributor, the          account held in
                       minor (1)                          the name of the
                                                          business

6.  Account in the     The ward, minor or              13.Association,      The
    name of guardian   incompetent person (3)             club or other     organization
    or committee for                                      tax- exempt
    a designated                                          organization
    ward, minor or
    incompetent person

7.  a. The usual       The grantor-trustee (1)         14.A broker or       The broker or
       revocable                                          registered        nominee
       savings trust                                      nominee
       account
       (grantor is
       also trustee)

    b.So-called trust  The actual owner (1)            15.Account with the  The public
      account that is                                     Department of     entity
      not a legal or                                      Agriculture in
      valid trust                                         the name of a
      under State law                                     public entity
                                                          (such as a State
                                                          or local
                                                          government,
                                                          school district,
                                                          or prison) that
                                                          receives
                                                          agricultural
                                                          program payments

--------
(1)List first and circle the name of the person whose number you furnish.
(2)Circle the minor's name and furnish the minor's social security number.
(3)Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.

(5)List first and circle the name of the legal trust, estate or pension trust.


Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                   FORM W-9

                                    Page 2


Obtaining a Number

   If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments by brokers include the following:

  . A corporation.

  . A financial institution.

  . An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(F)(2).

  . The United States or any agency or instrumentality thereof.


  . A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.



  . A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.


  . An international organization or any agency or instrumentality thereof.

  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  . A real estate investment trust.

  . A common trust fund operated by a bank under Section 584(a).

  . An entity registered at all times under the Investment Company Act of 1940.

  . A foreign central bank of issue.

  . A futures commission merchant registered with the Commodity Futures Trading
    Commission.

  . A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under Section 1441.

  . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  . Payments of patronage dividends where the amount received is not paid in money.

  . Payments made by certain foreign organizations.

  . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  . Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  . Payments described in Section 6049(b)(5) to nonresident aliens.

  . Payments on tax-free covenant bonds under Section 1451.

  . Payments made by certain foreign corporations.

  . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.


Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Section 6041, 6041(A)(a), 6045 and 6050A.



Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold up to 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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